EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Northwest Passage Ventures, Ltd. Form 10-KSB for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Axel G. Roehlig, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, and Treasurer, of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to s. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: September 27, 2005



By:  /s/ Axel G. Roehlig
Axel G. Roehlig
President, Chief Executive Officer
Chief Financial Officer, Principal Accounting Officer,
Secretary, Treasurer, and a member of the Board of Directors